                                                                    EXHIBIT 10.8


            STATE OF MARYLAND
            DHMH
            --------------------------------------------------------------------
            Maryland Department of Health and Mental Hygiene
            201 W. Preston Street, Baltimore, Maryland  21201
            Parris N. Glendening, Governor; Georges C. Benjamin, M.D., Secretary


                                                March 17, 2000


Mr. Don Gilmore,
Chief Operating Officer
AMERICAID Community Care
857 Elkridge Landing Road
Suite 300
Linthicum, MD  21090

Dear Mr. Gilmore:

       In accordance with instructions from the Health Care Financing Administration (HCFA), this letter is to serve as notification that the Department has amended page 6 of 8; item C. and C.1 of the MCO 2000 contract. The Contract now reads:

       C. That the Department reserves the right to terminate this Agreement immediately upon receipt of:

              1.     Notification by DHHS that it is terminating Maryland's
                     Section 1115 HealthChoice Waiver and funding thereunder; or

It has been amended to read:

       C. That the Department reserves the right to terminate this Agreement immediately upon:

              1. Completion of this Section 1115 Research and Demonstration Waiver and Federal funding thereunder; or

Toll Free 1-877-4MD-DHMH o TTY for Disabled - Maryland Relay Service 1-800-735-2258
                         Web site: www.dhmh.state.md.us

Mr. Don Gilmore
Page 2

       Please sign and return both copies of the enclosed Amendment to Ms. Elizabeth Heard, Staff Specialist, Division of HealthChoice Management, Room 133, no later than March 31, 2000.


                                             Sincerely,

                                             /s/ Rosalie Koslof
                                             -----------------------------------

                                             Rosalie Koslof, Chief
                                             Division of HealthChoice Management


Attachments

cc:    Mr. James Hake, HCFA
       Mr. Joseph Davis, DHMH
       Mr. John Folkemer, DHMH
       Mr. Joseph Millstone, DHMH
       Ms. Diane Herr, DHMH
       Ms. Elizabeth Kameen, Asst. Attorney General

                            MANAGED CARE ORGANIZATION
                         HEALTHCHOICE PROVIDER AGREEMENT

       THIS AGREEMENT (the "Agreement"), effective this 1st day of, January, 2000, is entered into by and between the Maryland Department of Health and Mental Hygiene (the "Department") and AMERIGROUP Maryland Inc., d.b.a. AMERICAID Community Care (the "MCO"), a Managed Care Organization with authority to conduct business in the State of Maryland.

       WHEREAS, the Department has established the Maryland Medicaid Man aged Care Program, also known as the Maryland HealthChoice Program ("HealthChoice"), a waiver program authorized by the Health Care Financing Administration ("HCFA") of the U.S. Department of Health and Human Services ("DHHS") under Section 1115 of the Social Security Act and authorized under Maryland Annotated Code, Health-General Article, Sections 15-101 et seq.

       WHEREAS, the Department desires to provide health care services to Medicaid recipients through the MCO.

       WHEREAS, the MCO is engaged in the business of arranging health care services.

       NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

I.     THE MCO AGREES:

       A. To comply with the regulations of the HealthChoice Program at COMAR 10.09.62-10.09.74, several of which are specifically referenced herein, as well as any other applicable regulations, transmittals, and guidelines issued by the Department in effect at any time during the term of this Agreement.

       B. In accordance with COMAR 10.09.63.02, to accept enrollments by the Department of HealthChoice-eligible Medicaid recipients (the "Enrollees") up to the maximum numbers specified in Appendix A of this Agreement, and each update to Appendix A.

       C. To enter into a contract with any historic provider assigned to the MCO by the Department in accordance with COMAR 10.09.65.16.

       D. To maintain, and assure that its subcontractors maintain, adequate records which fully describe the nature and extent of all goods and services provided and rendered to Enrollees, including but not limited to, medical records, charts, laboratory test results, medication records, and appointment books for a minimum of six (6) years, and to provide certified copies of medical records and originals of business records upon request to the Department and/or its designee, the Medicaid Fraud Control Unit, the Insurance Fraud Division of the Maryland Insurance Administration, or any other authorized State or Federal agency, or as otherwise required by State or Federal law or regulation, or pursuant to subpoena or court order.

       E. To permit the Department, the Maryland Insurance Administration, and/or DHHS, or any of their respective designees to:

              1. Evaluate the quality, appropriateness, and timeliness of services performed through inspection, market conduct reviews or other means, including accessing the MCO's and its subcontractors' facilities using enrollment cards and identities established in the manner specified by the Department. As to market conduct reviews, the costs incurred by the Maryland Insurance Administration will be the responsibility of the Department.

              2. Inspect and audit any financial records, including reimbursement rates, of the MCO and any of its subcontractors relating to the MCO's capacity to bear the risk of potential financial losses, as required by 42 C.F.R. Section 434.38.

       F. To protect the confidentiality of all Enrollee information, including but not limited to, names, addresses, medical services provided, and medical data about the Enrollee, such as diagnoses, past history of disease, and disability, and to not release such information to a third party except upon the consent of the Enrollee or the Department, or as otherwise permitted by State or Federal law or regulations, or pursuant to a court order.

       G. To provide information which is necessary to achieve the purpose of coordinating care and delivering quality health care to the MCO's enrollees, to the Administrative Services Organization (ASO) of the Specialty Mental Health System or to any other entity that the Maryland Medicaid Program so directs.

       H. Not to prohibit or otherwise restrict a health care professional, with a contractual, referral, or other arrangement with the MCO, from advising an Enrollee who is a patient of the professional about the health status of the individual or medical care or treatment for the individual's condition or disease, regardless of whether benefits for such care or treatment are provided under this Agreement, if the professional is acting within the lawful scope of practice.

       I. Not to discriminate against a recipient on the basis of the recipient's age, sex, race, creed, color, marital status, national origin, physical or mental handicap, health status, or need for health care services. (COMAR 10.09.65.02.H(2))

       J. To comply with the standards in the Americans with Disabilities Act, 42 U.S.C. Section 12101 et seq. (COMAR 10.09.65.02.H(1)).

       K. To accept as payment in full the amounts paid by the Department in accordance with COMAR 10.09.65.19 and 10.09.65.22 (stop loss), if applicable, and to not seek or accept additional payment from any Enrollee for any covered service; provided, however, that nothing in this Agreement shall prevent the MCO from seeking coordination of benefits or subrogation recoveries in accordance with applicable rules and regulations.

       L. To make payment to health care providers for items and services which are subject to this Agreement and that are furnished to the Enrollees on a timely basis consistent with the claims payment procedures described in section
Section 1902(a)(37)(A) of the Social Security Act, and Maryland Annotated Code, Health-General Article, Section 19-712.1, unless the health care provider and the MCO agree to an alternate payment schedule.

       M. Not to hold Enrollees, the Department, or DHHS liable for the debts of the MCO or any of its subcapitated providers in the event of the MCO's insolvency or the insolvency of its subcapitated provider, but nothing in this paragraph shall waive the MCO's right to be paid for the services that it has provided to its members.

       N. Not to hold Enrollees or DHHS liable for the debts of the MCO for services provided to the Enrollee:

                     a. in the event that the MCO fails to receive payment from the Department for such services, or

                     b. in the event that a health care provider with a contractual, referral, or other arrangement with the MCO fails to receive payment from the Department or the MCO for such services.

       O. To submit to the Department within thirty (30) days of the date the MCO receives the monthly enrollment listings from the Department a list of persons who are known to the MCO to have disenrolled, relocated to a geographic area not serviced by the MCO, become ineligible to receive HealthChoice services from the MCO, or died.

       P. To comply with all provisions of the Balanced Budget Act of 1997 that apply to this Agreement, including the State Medicaid Director's Letters regarding managed care issued or to be issued in the future. The following letters attached hereto have been issued to date and incorporated by reference:

Section       Subject                                       Date Issued
-------       -------                                       -----------
4704(a)       Emergency Services                            02/20/98
              Emergency Services                            05/06/98
              Post-Stabilization Care                       08/05/98

       Q. To inform its subcontractors of the provisions of the Social Security Act Section 1128 B attached hereto and incorporated by reference.

       R. Not to knowingly have as a director, officer, partner, or owner of more than five percent (5%) of the entity's equity, a person who is or has been:

              1. debarred, suspended or otherwise excluded from participating in procurement activities under the Federal Acquisition Regulation or from participating in nonprocurement activities under regulations issued pursuant to Executive Order No. 12549 or under guidelines implementing such order; or

              2.     an affiliate of a person described in (1) above.

       S. To notify the Department, by facsimile and in accordance with Paragraph O of Section III of this Agreement within five (5) days of any change in its ownership in excess of five percent (5%).

       T. Not to knowingly have an employment, consulting, or other agreement with a person described in Paragraph Q of this Section for the provision of items and services that are significant and material to the entity's obligations under this Agreement.

       U. Notwithstanding any other provision of this Agreement, to be subject to any change in Federal or State law or regulation, or other policy guidance from HCFA or the Department that applies during the term of this Agreement. The Department shall provide at least 15 days notice of any policy changes and the MCO retains all rights available to challenge the authority or basis for any such changes.

       V.     To acknowledge the sanction provisions under 42 C.F.R. 434.67 and
Part 1003.

       W. Pursuant to 42 C.F.R. Section 417.479(a) and Section 422.208, not to make payment directly or indirectly under a physician incentive plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual enrollee.

       X. To disclose to the Department the information on provider incentive plans listed in 42 C.F.R. Section 417.479(h)(1) and Section 417.479(I), and Section 422.210 at the times indicated in 42 C.F.R Section
434.70 in order to determine whether the incentive plan(s) meets the requirements of 42 C.F.R. Section 417.479(d)-(g) and to provide the information on its physician incentive plans listed in 42 C.F.R. Section 417.479(h)(3) to any Enrollee, upon request.

       Y. To execute the State Provider's Amendment to HealthChoice Provider Service Agreements contained in Appendix B of this Agreement at the same time that the MCO executes a HealthChoice Provider Service Agreement with a county health department.

II.    THE DEPARTMENT AGREES:

       A.     To pay the MCO in accordance with COMAR 10.09.65.19.

       B. If applicable, to pay accrued inpatient hospital charges once the Stop Loss amount has been reached in accordance with COMAR 10.09.65.22 C, deducting ten percent (10%) of the amount paid by the Department to the hospital from the MCO's capitation payments, upon:

              1. Confirmation of the MCO's eligibility for stop-loss protection for that Enrollee; and

              2. Receipt by the Department of adequate documentation of the charges.

       C. To produce and make available to the MCO on a monthly basis remittance advice and the following reports:

              1.     MCO Capitation Detail Report;

              2.     MCO Capitation Summary Report;

              3.     MCO Capitation Report by Rate Group;

              4.     MCO Capitated Enrollment Report;

              5.     MCO Capitated Enrollment Summary;

              6.     MCO Dis-Enrollment Report By Site;

              7.     MCO Capitated Dis-Enrollment Summary; and

              8.     Zip Code Totals Within MCO Provider.

       D. To include in the monthly enrollment listings sent to the MCO the adjustments provided by the MCO and accepted by the Department, and other appropriate debit and credit transactions.

III.   THE DEPARTMENT AND THE MCO MUTUALLY AGREE:

       A.     That the term of this Agreement shall begin on January 1, 2000.

       B. That this Agreement may be modified only in writing by the parties.

       C. That the Department reserves the right to terminate this Agreement immediately upon receipt of:

              1.     Notification by DHHS that it is terminating Maryland's
Section 1115 HealthChoice Waiver and funding thereunder; or

              2. Notification by the Maryland Department of Budget and Management that State funds are not available for the continuation of HealthChoice.

       D. That the Department may terminate this Agreement if the MCO fails to meet any one or more of the provisions of this Agreement or of applicable laws, rules, regulations, or guidelines effective as of the date of this Agreement or issued during the term of this Agreement, subject to the MCO's right to an opportunity to take corrective action pursuant to COMAR 10.09.73.01B prior to the imposition of a sanction.

       E. That if the Department terminates this Agreement for any reason, it shall not be liable for any costs of the MCO associated with the termination, including but not limited to, any expenditures made by the MCO prior to the termination or related to implementing the termination; however, this does not relieve the Department of the obligation to make all payments to the MCO to which the MCO is entitled under the HealthChoice regulations.

       F. That the MCO may appeal a termination of the Agreement by the Department in accordance with COMAR 10.09.72.06.

       G.     That MCO has the right to terminate this Agreement upon ninety
(90) days prior written notice to the Department.

       H. That termination of this Agreement shall not discharge the obligations of the MCO with respect to services or items furnished prior to termination, including payment for covered services delivered during the contract period, retention of records and restitution to the Department of overpayments.

       I. That in the event of the termination of the Agreement either by the Department or by the MCO, the MCO will furnish to the Department all information relating to the reimbursement of any outstanding claims for services rendered to its Enrollees, including those of its subcontractors, within forty-five (45) days of the effective date of termination.

       J. That, with the exception of new Enrollees during the period of time between ten days after the Department's enrollment agent has notified the MCO of a new enrollment and receipt by the MCO of the Department's next regular monthly payment of capitation payment rates, the MCO is not required to pay for or provide services for any Enrollee for which it has not received a prepaid capitation rate from the Department.

       K. That payments made under this Agreement will be denied for new Enrollees when, and for so long as, payments for those Enrollees are denied by HCFA under 42 C.F.R. Section 434.67(e), for violations of 42 C.F.R. Section 434.67(a).

       L.     That this Agreement shall not be transferable or assignable.

       M. That any change in Federal or State law or regulation that affects any provision or term of this Agreement shall automatically become a provision or term of this Agreement.

       N. That they shall carry out their mutual obligations as herein provided in a manner prescribed by law and in accordance with all applicable regulations and policies as may from time to time be promulgated by DHHS or any other appropriate Federal or State agency, including compliance with the contract provisions or conditions required in all procurement contracts and subcontracts as specified under 45 C.F.R. Part 74.

       O. That a notice required to be given to the other party under this Agreement, unless specified otherwise, is effective only if the notice is sent by first-class mail to the representative and address for that party listed below:

              1.     Notices to the Department shall be sent to:

                     Ms. Jane Thompson
                     Director of HealthChoice and Acute Care
                     Department of Health and Mental Hygiene

                     201 West Preston Street, 2nd Floor
                     Baltimore, MD 21201

              2.     Notices to the MCO shall be sent to:

                     General Counsel
                     Amerigroup Corporation
                     4425 Corporation Lane
                     Virginia Beach, VA 23462

                            and

                     Chief Operating Officer
                     Americaid Community Care
                     857 Elkridge Landing Road
                     Linthicum, MD 21090

IN WITNESS WHEREOF, the parties hereto have hereunder executed this Agreement the day and year first above written.


                                             FOR THE DEPARTMENT:

12-21-99                                     /s/ Joseph M. Millstone
--------                                     -----------------------------------
Date                                         Joseph M. Millstone, Director
                                             Medical Care Policy
/s/ Nancy Hall                               Maryland Department of Health and
----------------------------                 Mental Hygiene
Witness


                                             FOR THE MCO:

12/20/99                                     /s/ David E. Ford
----------------------------                 -----------------------------------
Date                                         Signature

/s/ Donald Gilmore                           Pres and CEO MidAtlantic Region
----------------------------                 -----------------------------------
Witness                                      Title


APPROVED AS TO FORM AND LEGAL SUFFICIENCY

/s/ Elizabeth Kameen                         12/2/99
--------------------                         --------------------
Assistant Attorney General                   Date

                                   APPENDIX A
                          MAXIMUM NUMBER OF RECIPIENTS
                        PERMITTED TO BE ENROLLED IN EACH
                      LOCAL ACCESS AREA IN THE MANAGED CARE
                    ORGANIZATIONS'S APPROVED SERVICE AREA(S)

Name of Managed Care Organization;       AMERICAID Community Care

Time Period:  January 1, 2000 to December 31, 2000

Local Access Area                                   Maximum Number of                   Maximum
                                                    Children Under 21                    Number

Allegheny
Anne Arundel North                                         22,200                        42,500
AnneArundel South                                          27,500                        51,500
Baltimore City-SE/Dundalk                                  20,900                        53,800
Baltimore City East                                        22,400                        92,500
Baltimore City North Central                               18,000                        28,200
Baltimore City Northeast                                    8,500                        16,700
Baltimore City Northwest                                   28,400                        63,300
Baltimore City South                                       17,700                        33,500
Baltimore City West                                        27,200                        82,400
Baltimore County East                                      18,000                        33,900
Baltimore County North                                     26,100                        66,700
Baltimore County Northwest                                 16,400                        31,200
Baltimore County Southwest                                 24,700                        44,200
Calvert
Caroline
Carroll
Cecil
Charles
Dorchester
Frederick
Garrett
Harford East
Harford West
Howard
Kent
Montgomery - Silver Spring                                 28,100                        68,800
Montgomery Mid-County                                      25,200                        44,800
Montgomery North                                           31,700                        60,800
Prince George's Northeast                                  16,500                        41,900

Prince George's Northwest                                 32,000                         56,100
Prince George's Southeast                                  6,000                         12,700
Prince George's Southwest                                  9,000                         23,100
Queen Ann"s
Somerset
St. Mary's
Talbot
Washington
Wicomico
Worcester

                                   APPENDIX B

               STATE PROVIDERS' AMENDMENT TO HEALTHCHOICE PROVIDER
                               SERVICE AGREEMENTS

       THIS AMENDMENT to the HealthChoice Provider Service Agreement, also known as the__________________________________________________________________________
__________________________________________________________("HCPSA"), is
between:_______________________________________________________________________,
a Managed Care Organization, related managed care entity, provider network, or subcontractor thereof ("MCO"), which is licensed and doing business as a _____________________ under the laws of the State of ______________________, with its principal and local offices at ______________________ __________________________________ and ____________________________________
County Health Department ("LOCAL HEALTH DEPARTMENT" or "LHD").

       WHEREAS, pursuant to Md. Code Ann. Health-Gen. Art. ("HG") Sections 15-101 et. seq., and the Code of Maryland Regulations ("COMAR") Sections 10.09.62-73 (Maryland Medicaid Managed Care Program), MCO and LHD ("THE PARTIES") executed the HCPSA on __________________________; and

       WHEREAS, for the purposes of HCPSA and this Amendment, the LHD is a health care provider ("PROVIDER" or "HCP") and an agency or unit of the State of Maryland ("THE STATE") and the Maryland Department of Health and Mental Hygiene ("DEPARTMENT" or "DHMH"), with LHD operations funded in whole or in part by the Department's Community and Public Health Administration ("CPHA"), under the direction of a County (State) Health Officer, as provided at HG Sections 3-301, et seq.

       NOW, THEREFORE, in consideration of the recitals and the mutual promises herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       1. PURPOSE AND EFFECT OF AMENDMENT. This Amendment amends the HCPSA and any amendments, appendices, addenda, supplements, and attachments thereto and any documents and/or manuals referenced therein (collectively "THE PRINCIPAL AGREEMENT"). If this Amendment and the Principal Agreement conflict, this Amendment shall control the construction the Principal Agreement. The Principal Agreement, so amended, shall be referred to as "THIS AGREEMENT."

       2. STATE OBLIGATIONS AND GENERAL TERMS.

              2.1. MCO Enrollees and Covered Services. LHD shall charge MCO, and MCO shall reimburse LHD, pursuant to applicable law and the Principal Agreement for all services provided to MCO's Medicaid-eligible HealthChoice Enrollee(s) ("ENROLLEE") for which the Enrollee(s) qualify under the Plan ("COVERED SERVICES"). Covered Services include self-referred and emergency services, and those services that are preauthorized by MCO.

              2.2. Compliance with Laws and Regulations: Notice of State's Legal Obligations. Pursuant to COMAR Section 10.09.65.02S, LHD and MCO shall comply with all applicable State and federal laws and regulations throughout the term(s) of the Principal Agreement, and thereafter as required by law. The parties acknowledge that LHD is, for purposes of this Agreement, an agency and body politic and corporate of the State and as such is subject to, and shall comply with, all applicable laws, including, without limitation: o MD. CODE ANN. STATE GOV'T ART. ("SG") SECTIONS 10-611, ET SEQ. (Maryland Public Information Act, or "PIA"), which provides public access to certain public records and information; o HG SECTIONS 4-301 ET SEQ. (Confidentiality of Medical Records
Act), which, together with other State and federal law, governs the confidentiality and disclosure of the medical, mental health, dental, substance abuse/addictions treatment, family planning, social work, professional peer review, communicable disease, and other health care records and information ("HEALTH CARE RECORDS"), if any, that are maintained on or that identify an individual; o HG SECTION 16-201 and COMAR SECTION 10.02.07.03 (Schedule of Charges for Health Facilities Operated by or Funded in Whole or in Part by the CPHA, or "PUBLISHED SCHEDULE OF CHARGES"); o COMAR SECTION 10.09.65.17A(4)(g), which requires providers to look solely to Enrollees' MCOs for compensation for all Covered Services provided; o COMAR SECTION 10.09.65.20, which refers to established reimbursement rates to be paid to Out-of-Plan Providers for emergency services or for certain services provided to self-referred Enrollees;
o HG SECTION 16-203(b)(2)(ii)(Liability for Payments) and COMAR SECTION 10.02.01.02a (Definition of Charge), which permits LHD's charge for a Covered Service to be reduced by the elimination of disallowed costs by a third-party payor, to determine a net charge, which may be accepted by LHD as reimbursement or payment in full for the charged Covered Service; o MD. CODE ANN. STATE FIN. & PROC. ART. ("SFP") SECTION 3-301 ET SEQ. (Central Collection Unit) and COMAR
SECTION 17.01.01.01 ET SEQ., which mandate certain debt service, referral and collection procedures.

              2.3. Disclosure of Policies. All policies, procedures, protocols, plans, programs, agreements, reporting and notice requirements, listings of Covered Services (specified by service codes published in the applicable edition of the American Medical Association's Physicians Current Procedural Terminology), reimbursement rates and any other documents ("POLICIES") which describe the parties' obligations pursuant to the Principal Agreement have been identified and disclosed to LHD. MCO shall provide reasonable notice to LHD of new or amended Policies.

       3. RISK ALLOCATION.

              3.1. Immunities and Defenses of the State and LHD Officers and Personnel. The parties acknowledge that the state, its units, DHMH, CPHA, LHD, LHD's County Board of Health (in its capacity as an agency of the State), and their officers, principals, agents, servants, employees, personnel, successors and assigns (jointly and severally, "THE STATE") retain and do not waive any privileges, immunities or defenses, including without limitation public official, sovereign and/or governmental immunity retained at common law and/or subject to the limited waiver thereof pursuant to SG SECTION 12-101, ET SEQ., (the Maryland Tort Claim Act or "MTCA"), COMAR SECTION 25.02.02, and SG Section 12-201 ET SEQ. (Actions in Contract). Pursuant to the MTCA, the County (State) Health Officer, any other State employees of the LHD, and any State personnel who act without malice or gross negligence, and within the scope of their public duties or State employment, are personally immune from suit and liability for torts committed in the course of providing LHD services pursuant to this Agreement. The parties acknowledge that a local government and its units and employees enjoy the limitations on and/or immunities from liability for tortious acts or omissions set forth at MD. CODE ANN. CTS & JUD. PROC. ART. ("CJP")
SECTION 5-301, ET SEQ., (Local Government Tort Claims Act or "LGTCA").

              3.2. Limited Indemnification and State Liability. THE STATE agrees to indemnify MCO only to the extent that funds have been lawfully appropriated by the Maryland General Assembly expressly to pay such an indemnity, and then only up to the limits of the available appropriated funds, if any, for a judgment against MCO that results solely from the misfeasance or nonfeasance of THE STATE. THE STATE has no obligation for the payment of any judgments or the settlement of any claims made against MCO or its subcontractors as a result of or relating to MCO's obligations under this Agreement. THE STATE has no obligation to provide legal counsel or legal defense to the MCO or its subcontractors in the event that a suit, claim or action of any character is brought by any person(s) not party to this Agreement against MCO or its subcontractors as a result of or relating to MCO's obligations under this Agreement. MCO hereby forever releases THE STATE from any other obligation or duty to indemnify or defend MCO for any third party claims, including without limitation tort or malpractice claims, for any direct, indirect, compensatory, special or punitive damages, or attorney's fees, if any, arising out of, or in connection with any acts or omissions pursuant to this Agreement. MCO shall immediately give written notice to LHD of any claim or suit made or filed against MCO or its subcontractors regarding any matter resulting from or relating to MCO's obligations under this Agreement, and shall cooperate, assist and consult with THE STATE in the defense or investigation of any claim, suit, or action made or filed against THE STATE as a result of or relating to MCO's obligation under this Agreement. MCO shall indemnify and hold harmless the STATE against liability for any suits, actions, or claims of any character arising from or relating to the performance under this Agreement of MCO or its subcontractors. Any attempt by MCO to limit its liability, if any, to THE STATE for the negligence or willful misconduct of MCO or of its officers, agents, servants, employees, successors or assigns is and shall be null, void and of no force or effect. THE STATE does not waive any right or defense, or forebear any action, in connection herewith.

              3.3. State Insurance Program and Payment of Settlements and Judgments. Pursuant to SFP Section 9-101 et seq. (State Insurance Program or "SIP"), funds are appropriated by the Maryland General Assembly and administered by the State Treasurer to pay limited claims against the State, pursuant to the MTCA's limited waiver of sovereign immunity. Pursuant to SG Sections 12-401 (Payment of Settlements and Judgments - Definition of State Personnel), et seq., the parties acknowledge that, subject to certain exceptions and limitations, the Board of Public Works ("BPW") is authorized to pay wholly or partly a settlement or judgment against any State Personnel, including county employees of the LHD, if any, who act without malice or gross negligence, and within the scope of their public duties and responsibilities, to discharge part of the purpose and sovereignty of the State in connection with this Agreement. In addition to the self-insurance coverage of the State provided pursuant to SFP SECTIONS 9-101 ET SEQ., and SG SECTIONS 12-401, ET SEQ., THE STATE may have or obtain such professional OR other liability insurance coverage as THE STATE deems necessary and desirable, and for which funds have been appropriated by the General Assembly expressly for the payments of premiums thereon, but THE STATE shall have no further obligation, except as may be required by law, to purchase any policies of insurance. Notwithstanding any right to access public information reserved under the PIA, the parties hereby stipulate and agree that the representations and acknowledgments made by THE STATE in this section, and the legislative declarations made in the statutory authorities cited herein, satisfy all requirements for MCO subcontracts provided in COMAR Section 10.09.65.17(A)(4)(h)(assurance of professional liability coverage) as well as any additional contract requirements pertaining to the documentation of LHD's insurance claims history and coverage.

       4. TERMINATION, CONSTRUCTION AND ENFORCEMENT.

              4.1. Termination. LHD shall have the same discretionary termination rights as are reserved to MCO in the Principal Agreement. LHD shall have the right immediately to terminate this Agreement for cause in the event that LHD reasonably believes that the MCO will not be able to meet its payment obligations or MCO commits a material breach of its obligations under this Agreement and does not remedy the breach within ten (10) days of receiving prior written notice, by certified mail, of the material breach from LHD.

              4.2. Anticompetitive Construction Barred. This Agreement may not be construed or enforced in violation of applicable Antitrust laws or otherwise to impair market competition with other MCOs, Health Maintenance Organizations ("HMOs"), or other managed care entities or provider groups providing of health care services to Medicaid recipients or other individuals eligible for LHD services. Nor may this Agreement be deemed a restrictive covenant or enforced in any manner that limits LHD's capacity to enter into HCPSAs with other managed care entities, including MCOs, HMOs, and their subcontractors.

              4.3. Independent Contractors and Third-Party Beneficiaries. This Agreement may not be deemed or construed to create any relationship between or among LHD and MCO other than that of independent entities contracting solely for the purposes of effectuating the terms of this

Agreement. Except as otherwise expressly provided herein, neither of the parties to this Agreement, nor any third party, shall be construed to be the agent, servant, employee, partner, co-venturer, or representative of the other party or of any third party. The obligations of each party to this Agreement shall inure solely to the benefit of the other party, and no person or entity shall be a third-party beneficiary of this Agreement.

              4.4. Entire Understanding, Amendments, and Strict Enforcement. This Agreement supersedes any prior agreement or understanding of the parties concerning the matters set forth herein and constitutes the entire understanding between the parties as to said matters. Amendments to this Agreement shall not be effective unless reduced to writing. This Agreement shall be deemed amended, automatically and without prior notice, to incorporate changes in law - including without limitation changes in Medicaid laws and regulations - applicable hereto. The failure of LHD to insist on strict compliance and prompt performance of any terms of this Agreement, followed by the acceptance of such performance thereafter, shall not constitute or be construed as a waiver or relinquishment of any right by LHD to enforce all terms strictly in the event of a continuous or subsequent default. Neither party hereto shall be deemed to be the principal drafter of this Agreement or any part thereof.

              4.5. Governing Law. The Principal Agreement and this Amendment shall be construed and enforced in accordance with, and governed by, the laws of the State of Maryland. MCO agrees to submit to the jurisdiction of the Circuit Court of Maryland for the county or political subdivision in which the LHD is located, with respect to the enforcement of the Principal Agreement and/or this Amendment or any other proceeding arising thereunder.

       IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their undersigned duly authorized representatives, and to be effective as of the effective date of the Principal Agreement:

FOR (name of MCO):
                  --------------------------------------------------------------

Signed:                                           Date:
       --------------------------------------          -------------------------

NAME:
     --------------------------------------
TITLE:
      -----------------------

                                      * * *

FOR (name of LHD):
                  --------------------------------------------------------------

Signed:                                           Date:
       --------------------------------------          -------------------------

NAME:
     --------------------------------------
TITLE: County (State) Health Officer

Approved for form and legal sufficiency

By: /s/ David S. Morgan     Date: 3/23/99
    -------------------           -------

David R. Morgan, Assistant Attorney General

February 20, 1998

Dear State Medicaid Director:

This letter is one in a series that provides guidance on the implementation of the Balanced Budget Act of 1997 (BBA). The BBA contains numerous provisions relating specifically to managed care. In order to provide guidance on these as quickly as possible, we are issuing a number of managed care letters. (List of those already issued is attached). This letter is the twelfth in this managed care series.

The purpose of this letter is to advise you of the changes made by the BBA regarding coverage of emergency services by managed care organizations (MCOs).
Section 4704 of the BBA added section 1932(b)(2) to the Social Security Act (the
Act) to assure Medicaid managed care beneficiaries have the right to immediately obtain emergency care and services.

Under the new statutory provision, each contract with an MCO must require the organization to provide for coverage of emergency services. (For PCCMs, see Application to PCCMs, below.) We interpret coverage to mean that an MCO must pay for the cost of emergency services obtained by Medicaid enrollees. In addition to establishing an obligation to cover emergency services, the law further stipulates that emergency services must be covered without regard to prior authorization or the emergency care provider's contractual relationship with the organization. These provisions collectively enable a Medicaid enrollee to immediately obtain emergency services at the nearest provider when and where the need arises. The responsibility of MCOs regarding the coverage of emergency services is explained in more detail in the attachment.

Emergency services are defined broadly by the BBA to mean covered inpatient and outpatient services that are needed to evaluate or stabilize an emergency medical condition that is found to exist using a prudent layperson standard described below. The services must also be furnished by a provider that is qualified to furnish such services under Medicaid. Once the individual's condition is considered stabilized, the MCO may require authorization for hospital admission or follow-up care.

The BBA defines emergency medical condition as a medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in placing the health of the individual (or with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy, serious impairment to body functions or serious dysfunction of any bodily organ or part. While this standard encompasses clinical emergencies, it also clearly requires MCOs to base coverage decisions for emergency services on the severity of the symptoms at the time of presentation and to cover examinations where the presenting symptoms are of sufficient severity to constitute an emergency medical condition in the judgment of a prudent layperson.

In addition to covering medical services that are needed to evaluate or stabilize an emergency medical condition found using a prudent layperson standard, the contract must require the MCO to comply with the guidelines for coordinating post-stabilization care established under Medicare Part C. This particular requirement is effective 30 days after the date Medicare regulations are promulgated.

Application to PCCMs

The prudent layperson standard should be applied to determine when Medicaid beneficiaries in a PCCM may immediately seek treatment without having to obtain prior authorization from the PCCM. However, we realize that the financial structure of PCCMs is significantly different from that of MCOs and we do not believe Congress intended to make PCCMs financially responsible for emergency services furnished on a fee-for-service basis. Therefore, HCFA will not require changes to PCCM contracts to provide for payment of emergency services.

Sanctions

Medicaid MCOs that fail to cover emergency screening or stabilization services may be subject to intermediate sanctions or termination. Section 1932(e) of the Act authorizes States to use intermediate sanctions if an MCO fails substantially to provide medically necessary items and services that are required (under law or under the organization's contract with the State) to be provided to an enrollee covered under the contract. HCFA may also impose sanctions under 1903(m)(5)(A) of the Act if the failure to cover emergency services as required under 1932(b)(2) of the Act adversely affects (or has a substantial likelihood of adversely affecting) a Medicaid beneficiary. Contract termination may also be imposed for any violation of the requirements in sections 1903(m) and/or 1932 of the Act.

If you have any questions, please contact Rob Weaver at 410-786-5914.
Sincerely,

/s/

Sally K. Richardson
Director
Center for Medicaid and State Operations

Attachments

cc:
HCFA Regional Administrators

HCFA Associate Regional Administrators
HCFA Press Office
Jennifer Baxendell, National Governors Association
Lee Partridge, American Public Welfare Association
Joy Wilson, National Conference of State Legislatures

              CLARIFICATION OF BENEFICIARY ACCESS AND MCO FINANCIAL
                     RESPONSIBILITIES FOR EMERGENCY SERVICES

MCO RESPONSIBILITY -- BENEFICIARY INFORMATION-- MCOs are required to inform beneficiaries of their rights and responsibilities and information on covered items and services. Plans should inform beneficiaries of the following regarding their rights of access to, and coverage of, emergency services, both inside and outside of the plan's network.

       BOTH IN-NETWORK AND OUT-OF-NETWORK EMERGENCY SERVICES ARE
       MEDICAID-COVERED BENEFITS

       Definition of Emergency Services -- Emergency services are defined as covered inpatient and outpatient services furnished by a qualified Medicaid provider that are necessary to evaluate or stabilize an emergency medical condition.

       Definition of Emergency Medical Condition -- Coverage of emergency services by an MCO will be determined under the prudent layperson standard. That standard considers the symptoms (including severe pain) of the presenting beneficiary. MCOs must cover cases where the presenting symptoms are of sufficient severity that a person with average knowledge of health and medicine would reasonably expect the absence of immediate medical attention to result in (i) placing their health or the health of an unborn child in immediate jeopardy, (ii) serious impairment of bodily functions, of (iii) serious dysfunction of any bodily organ or part.

       Prohibition on Retrospective Denial for Services Which Appeared to Be Emergencies -- MCOs may not retroactively deny a claim for an emergency screening examination because the condition, which appeared to be an emergency medical condition under the prudent layperson standard (as defined above), turned out to be non-emergency in nature.

       Prohibition on Prior Authorization for Emergency Services--MCOs may not require prior authorization for emergency services. This applies to out-of-network as well as to in-network services which a beneficiary seeks in an emergency.

       MCO RESPONSIBILITY--PAYMENT LIABILITY AND COVERAGE OF EMERGENCY SERVICES -- Under the Emergency Medical Treatment and Active Labor Act, also commonly referred to as the anti-dumping statute, Medicare participating hospitals that offer emergency services are required to perform a medical screening examination on all people who come to the hospital seeking emergency care, regardless of their insurance status or other personal charac-teristics. If an emergency medical condition is found to exist, the hospital must provide whatever treatment is necessary to stabilize that condition. A hospital may not transfer a patient in unstabilized emergency condition to another facility unless the medical benefits of the transfer outweigh the risks, and the transfer conforms with all applicable requirements. When emergency services are provided to an enrollee of a MCO, the organizations's liability for payment is determined as follows:

       Presence of a Clinical Emergency -- If the screening examination leads to a clinical determination by the examining physician that an actual emergency medical condition exists, MCOs must pay for both the services involved in the screening examination and the services required to stabilize the patient.

       Emergency Services Continue Until the Patient Can be Safely Discharged or Transferred -- MCOs are required to pay for all emergency services which are medically necessary until the clinical emergency is stabilized. This includes all treatment that may be necessary to assure, within reasonable medical probability, that no material deterioration of the patient's condition is likely to result from, or occur during, discharge of the patient or transfer of the patient to another facility.

       If there is a disagreement between a hospital and an MCO concerning whether the patient is stable enough for discharge or transfer, or whether the medical benefits of an unstabilized transfer outweigh the risks, the judgment of the attending physician(s) actually caring for the beneficiary at the treating facility prevails and is binding on the MCO. The MCO may establish arrangements with hospitals whereby the MCO may send one of its own physicians with appropriate ER privileges to assume the attending physician's responsibilities to stabilize, treat, and transfer the patient.

       Absence of a Clinical Emergency -- If the screening examination leads to a clinical determination by the examining physician that an actual emergency medical condition does not exist, then the determining factor for payment liability should be whether the beneficiary had acute symptoms of sufficient severity at the time of presentation. In these cases, the MCO must review the presenting symptoms of a beneficiary and must pay for all services involved in the screening examination where the presenting symptoms (including severe pain) were of sufficient severity to have warranted emergency attention under the prudent layperson standard. If a Medicaid beneficiary believes that a claim for emergency services has been inappropriately denied by an MCO, the beneficiary may seek recourse through the MCO or State appeal process.

       Referrals -- When a beneficiary's primary care physician or other plan representative instructs the beneficiary to seek emergency care in-network or out-of-network, the plan is responsible for payment for the medical screening examination and for other medically necessary emergency services, without regard to whether the patient meets the prudent layperson standard described above.

BBA MANAGED CARE STATE LETTERS

Section              Subject                                         Date Issued

4701                 SPA Option for Managed Care                     12/17/97

4704(a)              Specification of Benefits                       12/17/97

4707(a)              Marketing Restrictions                          12/30/97

4704(a)              Miscellaneous Managed Care Provisions           12/30/97
4707(b)
4706
4707(a)
4707(c)
4708(b)
4708(c)
4708(d)

4701                 Choice, MCE Definition, Repeal of 75/25,        1/14/98
4703                 and Approval Threshold
4708(a)

4705                 External Quality Review                         1/20/98

4704(a)              Mental Health Parity                            1/20/98
4701(a)              Enrollment, Termination, and                    1/21/98
                     Default Assignment

4702                 PCCM Services Without Waiver                    1/21/98

4707(a)              Sanctions for Noncompliance                     2/20/98

4701(a)              Provision of Information & Effective Dates      2/20/98
4710(a)

Dear State Medicaid Direct of:

This letter is a follow up to the State Medicaid Director's (SMD) letter that was issued on March 25, 1998 (#17 in the series of letters on managed care) providing guidance on the implementation of the Balanced Budget Act of 1997(BBA). That letter explained the impact of the BBA's limited exemption from new managed care requirements for waiver programs under section 1115 and 1915(b) of the Act. This is the eighteenth in the series of letters on the BBA's managed care provisions. (See the Enclosure to this letter for a list of managed care letters already issued.)

Section 4710(c) of the BBA provides that none of the provisions contained in sections 4701 through 4710 of the BBA will affect the terms and conditions of any approved waiver under section 1915(b) or 1115 of the Act, as the waiver stood on the date of the BBA enactment (August 5, 1997).

The March 25 letter contained guidance to be used in reviewing each current waiver programs with regard to each provision in sections 4701 through 4710 (in consultation with the HCFA Regional Office) to determine whether and to what extent specific BBA provisions apply to the State's waiver programs. Since that letter was issued, a number of questions have been raised as to whether a State which operates a managed care program under a section 1915(b) or 1115 waiver would be exempt from the prudent layperson's definition of emergency medical condition contained in section 4704(a) of the BBA.

The primary factor in determining whether a particular BBA provision applies to a waiver is whether that "revision is specifically addressed in State documentation approved by HCFA. The use of a prudent person's definition of emergency medical condition was cited as an example of a BBA provision which would have to be implemented, in the response to Questions #2 in the enclosure to the March 25 letter. States which did not previously apply a prudent layperson concept to their definition of an emergency medical condition in their section 1915(b) or section 1115 waiver programs would have to implement this provision with respect to all contracts entered into or renewed on or after October 1, 1997.

Although the answer in the March 25 letter was written in the context of a response to a question on 19 15(b) waivers, it was intended that the rule be applied to all waiver programs. If you have any questions regarding this provisions, please contact Bruce Johnson in the Center for Medicaid and State Operations, on (410) 786-0615.

Sincerely,

/s/
----------------------------

Sally Richardson

Director
Center for Medicaid and State Operations

Enclosure




cc:
Partridge, American Public Welfare Association
Jennifer Baxendell, National Governors' Association
Joy Wilson, National Conference of State Legislators
All HCFA Regional Administrators
All HCFA Associate Regional Administrators for Medicaid and State Operations HCFA Press Office

Enclosure

                         BBA MANAGED CARE STATE LETTERS

SECTION              SUBJECT                                         DATE ISSUED
4701                 SPA Option for Managed Care                     12/17/97

4704(a)              Specification of Benefits                       12/17/97

4707(a)              Marketing Restrictions                          12/30/97

4704(a)              Miscellaneous Managed Care Provisions           12/30/97
4704(b)
4706
4707(a)
4707(c)
4708(b)
4708(c)
4708(d)

4701                 Choice, MCE Definition, Repeal of 75/25,        1/14/98
4703                 and Approval Threshold
4708 (a)
4705                 External Quality Review                         1/20/98
4704(a)              Mental Health Parity                            1/20/98
4701(a)              Enrollment, Termination, and                    1/21/98
                     Default Assignment
4702                 PCCM Services Without Waiver                    1/21/98
4707(a)              Sanctions for Noncompliance                     2/20/98
4701(a)              Provision of Information & Effective Dates      2/20/98
4710 (a)
4704(a)              Emergency Services                              2/20/98
4704(a)              Grievance Procedure                             2/20/98
4707(a)              Prohibiting Affiliations with Debarred          2/20/98
                     Individuals
4704(a)              Anti-discrimination of Providers and            2/20/98
                     Anti-Gag Rule
4707(a)              Marketing Restrictions                          2/20/98
4710(c)               Application to Waivers                         3/25/98

August 5, 1998

Dear State Medicaid Director

This letter is a follow-up to the State Medicaid Director's (SMD) letter that was issued on February 20, 1998 (#12 in the series of letters on managed care) providing guidance on the implementation of the Balanced Budget Act of 1997
(BBA). That letter explained the changes made by the BBA regarding coverage of emergency services by managed care organizations (MCOs). The purpose of this letter is to clarify for you changes made by the BBA regarding post-stabilization care (relating to emergency services coverage) by MCOs. This is the nineteenth in the series of letters on the BBA's managed care provisions. (See the Enclosure to this letter for a list of managed care letters already issued.)

In the previous SMD letter covering emergency services dated February 20, 1998, we stated that contracts between States and MCOs must require the MCO to comply with the guidance for coordinating post-stabilization care established for Medicare+Choice plans 30 days after those regulations are promulgated. HCFA defines "are promulgated" as "became effective." The Medicare Part C regulation became effective on July 27, 1998. Therefore, in contracts with MCOs signed on and after August 26, 1998, States must comply with the language shown in boldface below, as stated in the Medicare+Choice regulation at 42 C.F.R. 422. 100(b)(1)(iv).

Each MCO must cover the following services without requiring authorization, and regardless of whether the enrollee obtains the services within or outside the
MCO:

Post-stabilization care services that were preapproved by the entity; or were not preapproved by the entity because the entity did not respond to the provider of post-stabilization care services' request for pre-approval within 1 hour after being requested to approve such care, or could not be contacted for pre-approval.

Post-stabilization services are services subsequent to an emergency that a treating physician views as medically necessary AFTER an emergency medical condition has been stabilized. They are NOT "emergency services," which MCOs are obligated to cover in-or-out of plan according to the "prudent layperson" standard. Rather, they are NON-emergency services that the MCO could choose NOT to cover out-of-plan EXCEPT in the circumstances described above. The intent of the regulation is to promote efficient and timely coordination of appropriate care of a managed care enrollee after the enrollee's condition has been determined to be stable.

If you have any questions, please contact Tim Roe at 41 0-786-2006.

Sincerely,

/s/
----------------------------
Sally K. Richardson
Director
Center for Medicaid and State Operations

188                            SOCIAL SECURITY ACT


the United States, or of any department or agency             (PubLNo 97-248), sections 2306(f)(l) and 2354(a)(3)
thereof, or of any State agency (as defined in                of the "Medicare and Medicaid Budget Reconciliation
subsection (h)(1)), a claim (as defined in                    Amendments of 1984" (PubLNo 98-369), sections
subsequent (h)(2)) that the Secretary determines--            9313(c)(1), and 9317(a) and (b) of the "Omnibus
                                                              Budget Reconciliation Act of 1986" (PubLNo 99-509),
"(1) is for a medical or other item or service--              and section 3 of the "Medicare and Medicaid Patient
                                                              and Program Protection Act of 1987" (PubLNo 100-93),
"(A) that the person knows or has reason to know was          sections 4039(h), 4118(e)(1), (c)(6), (e)(7),
not provided as claimed, or                                   (c)(8), (e)(9), and (e)(10) of the "Omnibus Budget
                                                              Reconciliation Act of 1987" (PubLNo 100-203),
"(B) payment for which may not be made under the              sections 202(c)(2) (but note that this amendment was
program under which such claim was made, pursuant to          repealed by section 201(a)(1) of the "Medicare
a determination by the Secretary under section 1128,          Catastrophic Coverage Repeal Act of 1989" (PubLNo
1160(b), 1862(d), or 1866(b)(2), or                           101-234)), 411(cX3), 411(k)(10)(B) and (D) of the
                                                              "Medicare Catastrophic Coverage Act of 1988" (PubLNo
"(2) is submitted in violation of an agreement                100-360), sections 608(d)(26)(I) and (26)(K)(i) of
between the person and the United States or a State           the "Family Support Act of 1988" (PubLNo 100-485),
agency."                                                      section 6003(g)(D)(i) of the "Omnibus Budget
                                                              Reconciliation Act of 1989" (PubLNo 101-239),
1981 AMENDMENTS:                                              sections 4204(a)(3), 4207(h), 4731(b), and 4753 of
                                                              the "Omnibus Budget Reconciliation Act of 1990"
       Section 1128A was added by section 2105(a) of          (PubLNo 101-508), sections 231 and 232 of the
the "Medicare and Medicaid Amendments of 1981,"               "Health Insurance Portability and Accountability Act
effective August 13, 1981.                                    of 1996" (PubLNo 104-191).

HISTORY:

       Section 2105(a) of the "Medicare and Medicaid
Amendments of 1981" (PubLNo 97-35); as amended by
section 137(b)(26) of the "Tax Equity and Fiscal
Responsibility Act of 1982."


[P. 16,457B-2]               CRIMINAL PENALTIES FOR
                   ACTS INVOLVING FEDERAL HEALTH CARE PROGRAMS

                          [42 U.S.C. Section 1320a-7b]

Sec. 1128B. (a)   Whoever--

              (1) knowingly and willfully makes or causes to be made any false statement or representation of a material fact in any application for any benefit or payment under a Federal health care program (as defined in subsection (f)),

              (2) at any time knowingly and willfully makes or causes to be made any false statement or representation of a material fact for use in determining rights to such benefit or payment,

              (3) having knowledge of the occurrence of any event affecting (A) his initial or continued right to any such benefit or payment, or (B) the initial or continued right to any such benefit or payment of any other individual in whose behalf he has applied for or is receiving such benefit or payment, conceals or fails to disclose such event with an intent fraudulently to secure such benefit or payment either in a greater amount or quantity than is due or when no such benefit or payment is authorized,

              (4) having made application to receive any such benefit or payment for the use and benefit of another and having received it, knowingly and willfully converts such benefit or payment or any part thereof to a use other than for the use and benefit of such other person,

              (5) presents or causes to be presented a claim for a physician's service for which payment may be made under a Federal health care program and knows that the individual who furnished the service was not licensed as a physician, or

              (6) knowingly and willfully disposes of assets (including by any transfer in trust) in order for an individual to become eligible for medical assistance under a State plan under title XIX, if disposing of the assets results in the imposition of a period of ineligibility for such assistance under section 1917(c), shall (i) in the case of such a statement, representation, concealment, failure, or conversion by any person in connection with the furnishing (by that person) of items or services for which payment is or may be made under the program, be guilty of a felony and upon conviction thereof fined not more than $25,000 or imprisoned for not more than five years or both, or (ii) in the case of such a statement, representation, concealment, failure, or conversion by any other person, be guilty of a misdemeanor and upon conviction thereof fined not more than $10,000 or imprisoned for not more than one year, or both. In addition, in any case where an individual who is otherwise eligible for assistance under a Federal health care program is convicted of an offense under the preceding provisions of this subsection, the administrator of such program may at its option (notwithstanding any other provision of such program) limit, restrict, or suspend the eligibility of that individual for such period (not exceeding one year) as it deems appropriate; but the imposition of a limitation, restriction, or suspension with respect to the eligibility of any individual under this sentence shall not affect the eligibility of any other person for assistance under the plan, regardless of the relationship between that individual and such other person.

       (b) (1) Whoever knowingly and willfully solicits or receives any remuneration (including any kickbacks, bribe, or rebate)directly or indirectly, overtly or covertly, in cash or in kind--

              (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under a Federal health care program, or

              (B) in return for purchasing, leasing, ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part under a Federal health care program, shall be guilty of a felony and upon conviction thereof, shall be fined not more than $25,000 or imprisoned for not more than five years, or both.

            (2) Whoever knowingly and willfully offers or pays any remuneration (including any kickback, bribe, or rebate) directly or indirectly, overtly or covertly, in cash or in kind to any person to induce such person--

              (A) to refer an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part under a Federal health care program, or

              (B) to purchase, lease, order, or arrange for or recommend purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part under a Federal health care program, shall be guilty of a felony and upon conviction thereof shall be fined not more than $25,000 or imprisoned for not more than five years, or both.

            (3) Paragraphs (1) and (2) shall not apply to--

              (A) a discount or other reduction in price obtained by a provider of services or other entity under this title if the reduction in prices is properly disclosed and appropriately reflected in the costs claimed or charges made by the provider or entity under a Federal health care program;

              (B) any amount paid by an employer to an employee (who has a bona fide employment relationship with such employer) for employment in the provision of covered items or services;

              (C) any amount paid by a vendor of goods or services to a person authorized to act as a purchasing agent for a group of individuals or entities who are furnishing services reimbursed under a Federal health care program if--

                     (i) the person has a written contract, with each such individual or entity, which specifies the amount to be paid the person, which amount may be a fixed amount or a fixed percentage of the value of the purchases may be made by each such individual or entity under the contract, and

                     (ii) in the case of an entity that is a provider of services (as defined in section 1861(u)), the person discloses (in such form and manner as the Secretary requires) to the entity and, upon request, to the Secretary the amount received from each such vendor with respect to purchases made by or on behalf of the entity;

              (D) a waiver of any coinsurance under part B of title XVIII by a Federally qualified health care center with respect to an individual who qualifies for subsidized services under a provision of the Public Health Service Act;

              (E) any payment practice specified by the Secretary in regulations promulgated pursuant to section 14(a) of the Medicare and Medicaid Patient and Program Protection Act of 1987; and

              (F) any remuneration between an organization and an individual or entity providing items or services, or a combination thereof, pursuant to a written agreement between the organization and the individual or entity if the organization is an eligible organization under section 1876 or if the written agreement, through a risk-sharing arrangement, places the individual or entity at substantial financial risk for the cost or utilization of the items or services, or a combination thereof, which the individual or entity is obliged to provide.

       (c) Whoever knowingly and willfully makes or causes to be made, or induces or seeks to induce the making of any false statement or representation of a material fact with respect to the conditions or operation of any institution, facility, or entity in order that such institution, facility, or entity may qualify (either upon initial certification or upon recertification) as a hospital, rural primary care hospital, skilled nursing facility, nursing facility, intermediate care facility for the mentally retarded, home health agency, or other entity (including an eligible organization under section 1876(b)) for which certification is required under title XVIII or a State health care program (as defined in section 1128(h)), or with respect to information required to be provided under section 1124A, shall be guilty of a felony and upon conviction thereof shall be fined not more than $25,000 or imprisoned for not more than five years, or both.

       (d) Whoever knowingly and willfully--

            (1) charges, for any service provided to a patient under a State plan approved under title XIX, money or other consideration at a rate in excess of the rates established by the State, or

            (2) charges, solicits, accepts, or receives, in addition to any amount otherwise required to be paid under a State plan approved under title XIX, any gift, money, donation, or other consideration (other than a charitable, religious, or philanthropic contribution from an organization or from a person unrelated to the patient)--

              (A) as a precondition of admitting a patient to a hospital, nursing facility, or intermediate care facility for the mentally retarded, or

              (B) as a requirement for the patient's continued stay in such a facility.

       when the cost of the services provided therein to the patient is paid for (in whole or in part) under the State plan.

shall be guilty of a felony and upon conviction thereof shall be fined not more than $25,000 or imprisoned for not more than five years, or both.

       (e) Whoever accepts assignments described in section 1842(b)(3)(B)(ii) or agrees to be a participating physician or supplier under section 1842(h)(l) and knowingly, willfully, and repeatedly violates the term of such assignments or agreement, shall be guilty of a misdemeanor and upon conviction thereof shall be fined not more than $2,000 or imprisoned for not more than six months, or both.

       (f) For purposes of this section, the term "Federal health care program" means--

            (1) any plan or program that provides health benefits, whether directly, through insurance, or otherwise, which is funded directly, in whole or in part, by the United States Government (other than the health insurance program under chapter 89 of title 5, United States Code); or

            (2) any State health care program, as defined in section 1128(h)

1996 AMENDMENTS:

            Section 204 of the "Health Insurance Portability and
Accountability Act of 1996," effective January 1, 1997, amended section 1128B as follows:

            Changed the heading from "MEDICARE OR STATE, HEALTH CARE PROGRAMS" to "FEDERAL HEALTH CARE PROGRAMS":

            inserted "a Federal health care program (as defined in subsection
(1)" in lieu of "a program under title XVIII or a State health care program (as defined in section 1128(h))" in subsection (a)(1);

            inserted "a Federal health care program" in lieu of "a program under title XVIII or a State health care program" in subsection (a)(5);

            inserted in the second sentence of subsection (a): "a Federal health care program" in lieu of "a State plan approved under title XIX" and "the administrator of such program may at its option (notwithstanding any other provision of such program)" in lieu of "the State may at its option (notwithstanding any other provision of that title or of such plan)";

            inserted "a Federal health care program" in lieu of "title XVIII or State health care program" each place it appeared in subsection (b);

                            MANAGED CARE ORGANIZATION
                         HEALTHCHOICE PROVIDER AGREEMENT

       THIS AGREEMENT (the "Agreement"), effective this 1st day of June 1, 1999, is entered into by and between the Maryland Department of Health and Mental Hygiene (the "Department") and AMERIGROUP Maryland Inc., d/b/a. AMERICAID Community Care (the "MCO"), a Managed Care Organization with authority to conduct business in the State of Maryland.

       WHEREAS, the Department has established the Maryland Medicaid Managed Care Program, also known as the Maryland HealthChoice Program ("HealthChoice"), a waiver program authorized by the Health Care Financing Administration ("HCFA") of the U.S. Department of Health and Human Services ("DHHS") under Section 1115 of the Social Security Act and authorized under Maryland Annotated Code, Health-General Article, Sections 15-101 et seq.

       WHEREAS, the Department desires to provide health care services to Medicaid recipients through the MCO.

       WHEREAS, the MCO is engaged in the business of arranging health care services.

       NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

I.     THE MCO AGREES:

       A. To comply with the regulations of the HealthChoice Program at COMAR 10.09.62-10.09.73, several of which are specifically referenced herein, as well as any other applicable regulations, transmittals, and guidelines issued by the Department in effect at any time during the term of this Agreement.

       B. In accordance with COMAR 10.09.63.02, to accept enrollments by the Department of HealthChoice-eligible Medicaid recipients (the "Enrollees") up to the maximum numbers specified in Appendix A of this Agreement.

       C. To enter into a contract with any historic provider assigned to the MCO by the Department in accordance with COMAR 10.09.65.16.

       D. To maintain, and assure that its subcontractors maintain adequate records which fully describe the nature and extent of all goods and services provided and rendered to Enrollees, including but not limited to, medical records, charts, laboratory test results, medication records, and appointment books for a minimum of six (6) years, and to provide certified copies of medical records and originals of business records upon request to the Department and/or its designee, the Medicaid Fraud Control Unit, the Insurance Fraud Division of the Maryland Insurance Administration, or any other authorized State or Federal agency, or as otherwise required by State or Federal law or regulation, or pursuant to subpoena or court order.

       E. To permit the Department (or its designee), the Maryland Insurance Administration, and/or DHHS to:

              1. Evaluate the quality, appropriateness, and timeliness of services performed through inspection or other means, including accessing the MCO's and its subcontractors' facilities using enrollment cards and identities established in the manner specified by the Department; and

              2. Inspect and audit any financial records, including reimbursement rates, of the MCO and any of its subcontractors relating to the MCO's capacity to bear the risk of potential financial losses, as required by 42 C.F.R. Section 434.38.

       F. To protect the confidentiality of all Enrollee information, including but not limited to, names, addresses, medical services provided, and medical data about the Enrollee, such as diagnoses, past history of disease, and disability, and to not release such information to a third party except upon the consent of the Enrollee or the Department, or as otherwise permitted by State or Federal law or regulations, or pursuant to a court order.

       G. Not to prohibit or otherwise restrict a health care professional, with a contractual, referral, or other arrangement with the MCO, from advising an Enrollee who is a patient of the professional about the health status of the individual or medical care or treatment for the individual's condition or disease, regardless of whether benefits for such care or treatment are provided under this Agreement, if the professional is acting within the lawful scope of practice.

       H. Not to discriminate against a recipient on the basis of the recipient's age, sex, race, creed, color, marital status, national origin, physical or mental handicap, health status, or need for health care services. (COMAR 10.09.65.02.H(2)).

       I. To comply with the standards in the Americans with Disabilities Act, 42 U.S.C. Section 12101 et seq. (COMAR 10.09.65.02.H(1)).

       J. To accept as payment in full the amounts paid by the Department in accordance with COMAR 10.09.65.19 (capitation payments) and 10.09.65.22 (stop loss), and to not seek or accept additional payment from any Enrollee for any covered service; provided, however, that nothing in this Agreement shall prevent the MCO from seeking coordination of benefits or subrogation recoveries in accordance with applicable rules and regulations.

       K. To make payment to health care providers for items and services which are subject to this Agreement and that are furnished to the Enrollees on a timely basis consistent with the claims payment procedures described in section
Section 1902(a)(37)(A) of the Social Security Act, and Maryland Annotated Code, Health-General Article, Section 19-712.1, unless the health care provider and the MCO agree to, an alternate payment schedule.

       L. Not to hold Enrollees, the Department, or DHHS liable for the debts of the MCO in the event of the MCO's insolvency.

       M. Not to hold Enrollees or DHHS liable for the debts of the MCO for services provided to the Enrollee:

                     a. in the event that the MCO fails to receive payment from the Department for such services, or

                     b. in the event that a health care provider with a contractual, referral, or other arrangement with the MCO fails to receive payment from the Department or the MCO for such services.

       N. To furnish to the Department within thirty (30) days of the date the MCO receives the monthly enrollment listings from the Department the following:

              1. A listing of known children born to MCO-enrolled mothers during the month prior to the one in which the payment listing is provided; and

              2. A listing of persons who are known to the MCO to have disenrolled, relocated to a geographic area not serviced by the MCO, become ineligible to receive HealthChoice services from the MCO, or died.

       O. To disclose to the Department and, upon request, to DHHS the information on its provider incentive plans listed in 42 C.F.R. Section 417.479(h)(1), at the times indicated in 42 C.F.R. Section 434.70(a)(3), in order to determine whether the incentive plans meet the requirements of 42 C.F.R. Section 417.479(d) - (g) and, as applicable, (i) when there exist compensation arrangements under which payment for designated health services furnished to an individual on the basis of a physician referral would otherwise be denied under Section 1903(s) of the Social Security Act, 42 U.S.C. Section 1396b(s).

       P. To comply with all provisions of the Balanced Budget Act of 1997 that apply to this Agreement, including the State Medicaid Director's Letters regarding managed care issued or to be issued in the future. The following letters attached hereto have been issued to date and incorporated by reference:

Section                     Subject                          Date Issued
-------                     -------                          -----------

4704(a)                     Emergency Services               02/20/98

                            Emergency Services               05/06/98

       Q. To inform its subcontractors of the provisions of the Social Security Act Section 1128 B attached hereto and incorporated by reference.

       R. Not to knowingly have as a director, officer, partner, or owner of more than five percent (5%) of the entity's equity, a person who is or has been:

              1. debarred, suspended, or otherwise excluded from participating in procurement activities under the Federal Acquisition Regulation or from participating in nonprocurement activities under regulations issued pursuant to Executive Order No. 12549 or under guidelines implementing such order; or

              2.     an affiliate of a person described in (1) above.

       S. Not to knowingly have an employment, consulting, or other agreement with a person described in Paragraph Q of this Section for the provision of items and services that are significant and material to the entity's obligations under this Agreement.

       T. Notwithstanding any other provision of this Agreement, to be subject to any change in Federal or State law or regulation, or other policy guidance from HCFA or the Department that applies during the term of this Agreement. The Department shall provide at least 15 days notice of any policy changes and the MCO retains all rights available to challenge the authority or basis for any such changes.

       U. To notify the Department, by facsimile and in accordance with Paragraph Q of Section III of this Agreement within five (5) days of any change in its ownership in excess of five percent (5%).

       V.     To acknowledge the sanction provisions under 42 C.F.R. 434.67.

       W. Pursuant to 42 C.F.R. Section 417.479(a), not to make payment directly or indirectly under a physician incentive plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to an individual enrollee.

       X. To disclose to the Department the information on provider incentive plans listed in 42 C.F.R. Section 417.479(h)(1) and Section 417.479(I) at the times indicated in 42 C.F.R. Section 434.70(a)(3) in order to determine whether the incentive plan(s) meets the requirements of 42 C.F.R. Section 417.479(d) - (g); to provide, as applicable, the capitation data required under 42 C.F.R. Section 417.479(h)(1)(vi) for the previous calendar year to the Department by April 1 of each year; and to provide the information on its physician incentive plans listed in 42 C.F.R. Section 417.479(h)(3) to any Enrollee, upon request.

II.    THE DEPARTMENT AGREES:

       A. To pay the MCO a prepaid capitation rate for each Enrollee in accordance with COMAR 10.09.65.19.

       B. Pursuant to COMAR 10.09.65.22C, once the stop-loss amount in COMAR 10.09.65.22A has been reached, to pay the accrued inpatient hospital charges for an Enrollee for the remainder of the contract year, deducting ten percent (10%) of the amount paid by the Department to the hospital from the MCO's capitation payments, upon:

              1. Confirmation of the MCO's eligibility for stop-loss protection for that Enrollee; and

              2. Receipt by the Department of adequate documentation of the charges.

       C. To produce and make available to the MCO on a monthly basis remittance advice and the following reports:

              1.     MCO Capitation Detail Report;

              2.     MCO Capitation Summary Report;

              3.     MCO Capitation Report by Rate Group;

              4.     MCO Capitated Enrollment Report;

              5.     MCO Capitated Enrollment Summary;

              6.     MCO Dis-Enrollment Report By Site;

              7.     MCO Capitated Dis-Enrollment Summary; and

              8.     Zip Code Totals Within MCO Provider.

       D. To include in the monthly enrollment listings sent to the MCO the adjustments provided by the MCO and accepted by the Department, and other appropriate debit and credit transactions.

III.   THE DEPARTMENT AND THE MCO MUTUALLY AGREE:

       A. That the term of this Agreement shall be from the effective date through June 30, 1999.

       B. That the term of this Agreement may be extended, upon mutual written agreement, for a period not to exceed three (3) months.

       C. That this Agreement may be modified only in writing by the parties.

       D. That the Department reserves the right to terminate this Agreement immediately upon receipt of:

              1.     Notification by DHHS that it is terminating Maryland's
Section 1115 HealthChoice Waiver and funding thereunder; or

              2. Notification by the Maryland Department of Budget and Management that State funds are not available for the continuation of HealthChoice.

       E. That the Department may terminate this Agreement if the MCO fails to meet any one or more of the provisions of this Agreement or of applicable laws, rules, regulations, or guidelines effective as of the date of this Agreement or issued during the term of this Agreement, subject to the MCO's right to an opportunity to take corrective action pursuant to COMAR 10.09.73.01B prior to the imposition of a sanction.

       F. That if the Department terminates this Agreement for any reason, it shall not be liable for any costs of the MCO associated with the termination, including but not limited to, any expenditures made by the MCO prior to the termination or related to implementing the termination; however, this does not relieve the Department of the obligation to make all payments to the MCO to which the MCO is entitled under the HealthChoice regulations.

       G. That the MCO may appeal a termination of the Agreement by the Department in accordance with COMAR 10.09.72.06.

       H. That in the event of the termination of the Agreement, the MCO will furnish to the Department all information relating to the reimbursement of any outstanding claims for services rendered to its Enrollees, including those of its subcontractors, within forty-five (45) days of the effective date of termination.

       I.     That the MCO has the right to terminate this Agreement upon sixty
(60) days prior written notice to the Department.

       J. That termination of this Agreement shall not discharge the obligations of the MCO with respect to services or items furnished prior to termination, including retention of record and restitution of overpayments.

       K. That, with the exception of new Enrollees during the period of time between ten days after the Department's enrollment agent has notified the MCO of a new enrollment and receipt by the MCO of the Department's next regular monthly payment of capitation payment rates, the MCO is not required to pay for or provide services for any Enrollee for which it has not received a prepaid capitation rate from the Department.

       L. That this Agreement may be renewed for successive one-year periods by written agreement between the Department and the MCO.

       M. That payments made under this Agreement will be denied for new Enrollees when, and for so long as, payments for those Enrollees are denied by HCFA under 42 C.F.R. Section 434.67(e).

       N.     That this Agreement shall not be transferable or assignable.

       O. That any change in Federal or State law or regulation that affects any provision or term of this Agreement shall automatically become a provision or term of this Agreement.

       P. That they shall carry out their mutual obligations as herein provided in a manner prescribed by law and in accordance with all applicable regulations and policies as may from time to time be promulgated by DHHS or any other appropriate Federal or State agency, including compliance with the contract provisions or conditions required in all procurement contracts and subcontracts as specified under 45 C.F.R. Part 74.

       Q. That a notice required to be given to the other party under this Agreement, unless specified otherwise, is effective only if the notice is sent by first-class mail to the representative and address for that party listed below:

              1.     Notices to the Department shall be sent to:

                     Mr. Joseph M. Millstone
                     Director, Medical Care Policy Administration
                     Department of Health and Mental Hygiene
                     201 West Preston Street, 1st Floor
                     Baltimore, MD 21201

              2.     Notices to the MCO shall be sent to:

                     Mr. Joseph M. Millstone
                     Director, Medical Care Policy Administration
                     Department of Health and Mental Hygiene
                     201 West Preston Street, 1st Floor
                     Baltimore, MD 21201

       IN WITNESS WHEREOF, the parties hereto have hereunder executed this Agreement the day and year first above written.

                                         FOR THE DEPARTMENT:

5/24/99                                  /s/ Joseph M. Milltone
----------------------------             -----------------------------------
Date                                     Joseph M. Millstone, Director
                                         Medical Care Policy
/s/ Katherine Starling                   Maryland Department Of Health
----------------------------             and Mental Hygiene
Witness

                                         FOR THE MCO:

5/17/99                                  [illegible signature]
----------------------------             -----------------------------------
Date                                     Signature


Witness /s/ E Bidder                     Title President and CEO


APPROVED AS TO FORM AND LEGAL SUFFICIENCY

[illegible signature]                    June 11, 1998
----------------------------             -----------------------------------
Assistant Attorney General               Date

                                   APPENDIX A
                          MAXIMUM NUMBER OF RECIPIENTS
               PERMITTED TO BE ENROLLED IN EACH LOCAL ACCESS AREA
              IN THE MANAGED CARE ORGANIZATIONS'S APPROVED SERVICE
                                     AREA(S)

Name of Managed Care Organization: AMERICAID Community Care

Effective:                                                                          June 1, 1999
                                                  Maximum Number of
Local Access Area                                 Children Under 21                Maximum Number
Allegheny
Anne Arundel North                                      37,000                          42,500
Anne ArundelSouth                                       42,500                          51,500
Baltimore City-SE/Dundalk                               24,900                          53,800
Baltimore City East                                     42,800                          92,500
Baltimore City North Central                            20,500                          28,200
Baltimore City Northeast                                 9,400                          16,700
Baltimore City Northwest                                36,300                          63,300
Baltimore City South                                    26,500                          33,500
Baltimore City West                                     48,400                          81,600
Baltimore County East                                   24,000                          33,900
Baltimore County North                                  35,300                          66,700
Baltimore County Northwest                              19,600                          31,200
Baltimore County Southwest                              30,200                          45,200
Calvert
Caroline
Carroll
Cecil
Charles
Dorchester
Frederick
Garrett
Harford East
Harford West
Howard
Kent
Montgomery - Silver Spring                              42,900                          60,000

Montgomery Mid-County                                   36,700                          68,800
Montgomery North                                        36,400                          44,800
Prince George's Northeast                               27,300                          41,400
Prince George's Northwest                               41,300                          56,100
Prince George's Southeast                                7,700                          12,700
Prince George's Southwest                               14,700                          23,100
Queen Anne's
Somerset
St. Mazy's
Talbot
Washington
Wicomico
Worcester